Exhibit 10-50

Amended Employment Agreement with William Rosenberger

                              (REPRINT OF ORIGINAL)

                          AMENDED EMPLOYMENT AGREEMENT

         This Amended Employment Agreement (the "Agreement"), effective as of October 20, 1998, entered into by and between Network Peripherals Inc., a Delaware corporation (the "Company"), and William F. Rosenberger
("Rosenberger"). The Agreement supersedes, in its entirety, Section 4 of the Employment Agreement between the Company and Rosenberger dated June 11, 1998 and the Amended Employment Agreement dated October 19, 1998.

4. Stock Option. Rosenberger shall be granted the option to purchase up to 500,000 shares of Common stock of the Company (the "Option"). Subject to Rosenberger's continued employment with the Company, the shares subject to the Option (the "Optioned Shares") shall become vested and exercisable at the rate of 125,000 Optioned Shares on June 11, 1999 and an additional 10,417 Optioned Shares for each full month of Rosenberger's employment with the Company thereafter. Provided that Rosenberger's employment with the company has not terminated prior to the date of the consummation of a Change in Control, the vesting and exercisability of the Optioned Shares shall be accelerated effective as of the date ten (10) days prior to the date of the Change in control as to 100% of the Optioned Shares that would otherwise remain unvested as of the date of the Change in Control.

         Except as otherwise provided herein, the Option shall be subject to the terms of the Company's 1997 Stock Plan and the appropriate standard form Company stock option agreement, which Rosenberger shall be required to sign as a condition of the issuance of the Option.

                                   NETWORK PERIPHERALS INC.


Date:                              By: /s/ Glenn Penisten
     ------------------------          ------------------
                                   Its: Chairman of the Board of Directors with
                                   authorization from the Compensation Committee



Date:                              /s/ William Rosenberger
     ------------------------      -----------------------
                                   William F. Rosenberger